UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Procure ETF Trust I

Delaware	(See below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

16 Firebush Road Levittown, PA	19056
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to
Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:	(I.R.S. Employer Identification No.)
LGBTQ + ESG100 ETF	Nasdaq, Inc.	84-3214294

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check to following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-222120

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Procure ETF Trust I (the “Trust”) to be registered hereunder is set forth in Pre-Effective Amendment No. 5 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-222120; 811-23320), as filed on December 17, 2019, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits.

1. The Trust’s Declaration of Trust is included as Exhibit (a) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-222120; 811-23320), as filed on June 17, 2019, and incorporated herein by reference.

2. The Trust’s By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-222120; 811-23320), as filed on June 17, 2019, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROCURE ETF TRUST I

Date: January 6, 2019

By: /s/ Robert Tull
Name: Robert Tull
Title: President

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